Exhibit 99.1

RRD REPORTS THIRD QUARTER 2020 RESULTS

NET SALES IMPROVED SEQUENTIALLY FROM SECOND QUARTER AND EXCEEDED MID-POINT OF PREVIOUS EXPECTED RANGE BY MORE THAN $100 MILLION

OPERATING CASH FLOW IN THE QUARTER INCREASED $40 MILLION VERSUS PRIOR YEAR, YEAR-TO-DATE UP $113 MILLION; THIRD CONSECUTIVE QUARTER OF IMPROVEMENT

TOTAL LIQUIDITY IMPROVED TO $543 MILLION, UP $83 MILLION FROM PRIOR QUARTER

ON TRACK TO CLOSE LOGISTICS DLS WORLDWIDE SALE FOR $225 MILLION BY YEAR END

PROVIDES UPDATE ON FOURTH QUARTER OUTLOOK - EXPECTS GROSS DEBT TO BE REDUCED $350 TO $400 MILLION DURING THE FOURTH QUARTER AND DOWN OVER $700 MILLION FROM DECEMBER 2016

Chicago, October 27, 2020 – R.R. Donnelley & Sons Company (NYSE: RRD) (“RRD” or the “Company”) today reported financial results for the third quarter of 2020.

Key messages

•	GAAP net sales decreased 15.9%; non-GAAP organic net sales decreased 12.1%
•

GAAP income from operations was down $55.1 million versus the prior year primarily due to a $56.5 million increase in restructuring and other charges; current quarter included a charge for MEPP withdrawal obligations related to the LSC Communications (“LSC”) bankruptcy

•	Non-GAAP adjusted income from operations flat to prior year despite sales decline; adjusted operating margin improved by 100 basis points driven by aggressive cost-out actions
•	GAAP loss per share from continuing operations of $0.13 included third quarter charges of $0.52 per share for restructuring and other
•	Non-GAAP adjusted income per share from continuing operations of $0.32 increased $0.07 from prior year quarter
•	Operating cash flow, including discontinued operations, increased $40.1 million from prior year period, year-to-date improvement now at $113.0 million
•	Entered into definitive agreement to sell its Logistics DLS Worldwide business for $225 million, expected to close by year end
•	Launched plan to redeem $83.3 million of principal outstanding on Senior Notes due March 15, 2021

“We delivered a strong third quarter amidst a volatile business environment. We continue to win new business, execute our cost reduction plans, and improve our capital structure with a disciplined focus on generating cash flow, all while protecting the health and well-being of our employees,” said Dan Knotts, RRD President and Chief Executive Officer. “Through the combination of better than expected net sales performance and a significant reduction in our cost structure, we delivered adjusted income from operations comparable to the prior year, improved our operating margin, and achieved our third consecutive quarter of improved operating cash flow. Despite ongoing uncertainty and volatility, we continue to advance our strategic priorities and are confident in our ability to emerge from the pandemic as a stronger RRD.”

Financial highlights

The following table provides an overview of RRD’s financial performance:

	3rd Quarter Results
	Q3 2020	Q3 2019	% Change
Net sales	$1.19 billion	$1.42 billion	(15.9%)
Income from operations	$15.9 million	$71.0 million	(77.6%)
Diluted loss per share from continuing operations	$(0.13)	$(0.10)	(30.0%)

Adjusted income from operations - non-GAAP (1)	$73.9 million	$74.2 million	(0.4%)
Adjusted diluted income per share from continuing operations - non-GAAP (1)	$0.32	$0.25	28.0%
(1)

Refer to "Use of Non-GAAP Information" for additional information on the usage and presentation of non-GAAP financial measures, and refer to the schedules for reconciliations to the most directly comparable GAAP financial measures.

On September 14, 2020, the Company entered into a definitive agreement to sell DLS Worldwide Inc. which is a portion of its broader Logistics business and a component of the Business Services reporting segment. The Company received regulatory approval for the sale on September 30, 2020. On October 23, 2020, the Company entered into a definitive agreement to sell its International Mail and Parcel Logistics business (“International Logistics”) for an undisclosed amount. Both transactions are expected to close by year end after completing customary closing conditions and are part of RRD’s strategy to optimize its portfolio and reduce debt. As part of its plan, the Company previously sold its Print Logistics business in July 2018 and the Courier Logistics business in March 2020. Accordingly, the Company has reflected the Logistics Courier business (through the date of sale), the DLS Worldwide business, and the International Logistics business as discontinued operations, and the financial results of these businesses have been excluded from continuing operations and segment results for all periods presented unless otherwise noted.

Net sales in the quarter were $1.19 billion, down $225.9 million or 15.9% from the third quarter of 2019. The decrease includes a $62.9 million reduction from the previous dispositions of its Global Document Solutions (“GDS”) and Chile businesses.

Organic net sales declined 12.1% in the quarter. The Business Services segment was down 12.8% on a GAAP basis and 7.5% on a non-GAAP organic basis while the Marketing Solutions segment was down 25.9% on a GAAP and non-GAAP organic basis from the third quarter of 2019. Both segments were negatively impacted by lower volumes resulting from the COVID-19 pandemic and lower pricing, partially offset by new pandemic-related sales. The Marketing Services segment was further impacted by a reduction in Census related sales as the project was successfully completed during the recent quarter.

Income from operations was $15.9 million in the third quarter compared to income from operations of $71.0 million in the third quarter of 2019. The third quarter of 2020 included net restructuring and other charges of $54.2 million, an increase of $56.5 million from the prior year quarter. As part of restructuring and other charges, the 2020 quarter included a charge of $37.3 million related to MEPP withdrawal obligations, most of which was to record estimated multiemployer pension plan obligations arising from the bankruptcy of LSC, and $15.7 million of restructuring charges.

Non-GAAP adjusted income from operations of $73.9 million decreased $0.3 million from the prior year period. The decline was driven by lower volume associated with the global impact of COVID-19 and the Census project and price pressure, which were nearly fully offset by the aggressive actions taken to reduce the Company’s cost structure. Adjusted SG&A expense was down $30.5 million in the current quarter.

Loss per share from continuing operations attributable to common stockholders was $0.13 in the third quarter of 2020 compared to loss per share of $0.10 in the third quarter of 2019. The 2020 results were negatively impacted by the significantly higher restructuring and other charges, mostly offset by a reduction in income taxes and interest expense.

Non-GAAP adjusted income per share from continuing operations attributable to common stockholders of $0.32 in the third quarter of 2020 was favorable to the $0.25 per share reported in the third quarter of 2019 driven by a lower effective tax rate and lower interest expense.

Other highlights and information (including discontinued operations)

Cash provided by operating activities of $69.4 million in the third quarter of 2020 improved $40.1 million versus the prior year amount. For the nine months ended September 30, 2020, cash provided by operating activities improved by $113.0 million. The significant improvement is primarily due to working capital improvements in addition to lower income tax and interest payments. The 2020 year-to-date results also reflect a $23.3 million benefit from deferring the employer paid portion of payroll taxes as part of the CARES Act. The Company is required to repay half of the full year deferral at the end of 2021 and the remainder at the end of 2022. Capital expenditures in the nine months ended September 30, 2020 of $54.4 million were down from $107.4 million in the prior year period primarily due to last year’s expenditures associated with the China facility relocation and the Census project, as well as lower spend in 2020 as the Company continues to preserve liquidity during the pandemic.

As of September 30, 2020, cash on hand was $414.8 million and total debt outstanding was $2.0 billion. During the current quarter, the Company repurchased an additional $14.5 million of Senior Notes due in March 2021 and February 2022. Availability under the credit facility was $127.8 million at September 30, 2020. Total liquidity, including cash on hand, was $543 million.

Earlier today, the Company notified holders of its 7.875% Senior Notes due March 15, 2021 (the "2021 Senior Notes") that it will redeem the remaining $83.3 million aggregate principal outstanding on the redemption date, which is December 4, 2020. The redemption price is equal to the sum of 100% of the principal amount of the 2021 Senior Notes, a make-whole amount calculated in accordance with the terms of the 2021 Senior Notes and related indenture, and accrued and unpaid interest to the redemption date. The Company plans to use cash on hand to fund the redemption.

Outlook

As the COVID-19 infection rates remain elevated in many parts of the world, the path forward continues to present many uncertainties. As such, the Company is unable to furnish its typical guidance for the balance of the year. However, the Company is providing the following observations and guidance for the fourth quarter.

•	Net sales in the fourth quarter are expected to be unfavorable to the prior year between $200 and $275 million, or 12 to 18 percent organically. This reduction reflects continued impact from the pandemic, Census work in the prior year period that will not repeat and a decline of $25 million from the previous dispositions of GDS and Chile.
•

While difficult to predict with certainty, it is possible that fourth quarter adjusted income from operations may be lower than the amounts reported in the third quarter of 2020 and the fourth quarter of 2019. Fourth quarter will continue to benefit from the aggressive cost reduction actions previously implemented as well as additional actions that will be taken in the fourth quarter.  However, it is difficult to predict how much the pandemic will impact demand for our products and services, including one-time orders specifically related to COVID-19.

•	Interest expense is expected to be slightly lower than the amount reported in the third quarter.
•

Operating cash flow in the fourth quarter is expected to be lower than the amount reported in the fourth quarter of 2019 as working capital improvements have been achieved earlier in 2020. In addition, operating cash flow in the fourth quarter will be negatively impacted by dispositions of the remaining Logistics businesses. Capital expenditures are expected to be approximately $80 million for the full year.

•

The Company expects to close the sale of its Logistics DLS Worldwide business for $225 million, subject to a working capital adjustment. Ten percent of the purchase price will be held in escrow while the remainder will be collected at closing. Proceeds from this sale, as well as proceeds from the sale of its International Logistics business, are expected to be used to reduce debt outstanding.

•

To protect liquidity, the Company continues to hold an elevated amount of cash on hand while borrowings under the Company’s credit facility also remain temporarily higher. Due to the strength of the Company’s cash flow during the pandemic, the Company plans to use its excess cash to repay a portion of the amount outstanding on the credit facility and together with cash from the sale of its Logistics businesses, expects gross debt will be reduced $350 to $400 million during the fourth quarter. In addition, the Company is not currently subject to maintenance financial covenants in its debt agreements.

Conference call

RRD will host a conference call to discuss its third quarter results on Wednesday, October 28, 2020 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Participants must register in advance in order to either join the webcast or request the dial-in information to join by telephone. Registration links for both the webcast and the telephone options are available on the Events & Presentations page of the Investor Relations website. For those unable to join live, a replay of the webcast will be available until January 31, 2021 under the Past Events section of the Investor Relations website.

A slide presentation will be available on the Investors section of the RRD website at www.rrd.com or by clicking through this link.

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With more than 50,000 clients and 36,400 employees across 29 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

For more information, visit the Company's website at www.rrd.com.

Use of non-GAAP information

This news release contains non-GAAP financial measures, including non-GAAP SG&A, non-GAAP income from operations, non-GAAP Adjusted EBITDA, non-GAAP effective tax rate, non-GAAP net earnings (loss) attributable to common stockholders, non-GAAP diluted earnings (loss) per share and non-GAAP organic net sales. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about its operating results and enhance the overall ability to assess the Company’s financial performance. These measures should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. RRD uses these non-GAAP measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the attached schedules.

Use of forward-looking statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of the Company and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about RRD’s management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While RRD believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond RRD’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from RRD’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in RRD’s periodic public filings with the SEC, including but not limited to those discussed under the “Risk Factors” section in RRD’s Form 10-K for the fiscal year ended December 31, 2019 and Form 10-Q for the quarter ended September 30, 2020, and other filings with the SEC and in other investor communications of RRD from time to time. RRD does not undertake to and specifically disclaims any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

Johan Nystedt, Senior Vice President, Finance

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

Source: RRD

R.R. Donnelley & Sons Company
Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2020 and 2019
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$1,191.3	$1,417.2	$3,417.7	$4,044.0

Cost of sales (1)	943.6	1,132.9	2,729.4	3,259.4

Gross profit (1)	247.7	284.3	688.3	784.6
Selling, general and administrative expenses (SG&A) (1)	138.0	168.2	436.7	522.7
Restructuring, impairment and other charges-net	54.2	(2.3)	93.8	30.7
Depreciation and amortization	36.2	42.0	112.3	121.5
Other operating expense (income)	3.4	5.4	15.5	3.3
Income from operations	15.9	71.0	30.0	106.4
Interest expense - net	34.3	37.4	102.7	115.6
Investment and other income - net	(3.6)	(4.6)	(10.8)	(11.3)
Loss on debt extinguishment	0.2	0.8	0.4	0.8
(Loss) income from continuing operations before income taxes	(15.0)	37.4	(62.3)	1.3
Income tax (benefit) expense	(5.9)	44.3	(3.0)	9.2
Net earnings (loss) from continuing operations	(9.1)	(6.9)	(59.3)	(7.9)
Loss from sale of discontinued operations	—	—	(6.9)	—
Income (loss) from discontinued operations, net of tax	0.4	19.8	(12.6)	4.9
Net income (loss) from discontinued operations	0.4	19.8	(19.5)	4.9
Net (loss) income	(8.7)	12.9	(78.8)	(3.0)
Less: income (loss) attributable to noncontrolling interests	0.2	0.3	0.3	0.2
Net (loss) income attributable to RRD common stockholders	$(8.9)	$12.6	$(79.1)	$(3.2)

Basic net (loss) earnings per share attributable to RRD common stockholders:
Continuing Operations	$(0.13)	$(0.10)	$(0.83)	$(0.11)
Discontinued Operations	$0.01	$0.28	$(0.27)	$0.07
Net (loss) earnings attributable to RR Donnelley stockholders	$(0.12)	$0.18	$(1.10)	$(0.04)

Diluted net (loss) earnings per share attributable to RRD common stockholders:
Continuing Operations	$(0.13)	$(0.10)	$(0.83)	$(0.11)
Discontinued Operations	$0.01	$0.28	$(0.27)	$0.07
Net (loss) earnings attributable to RR Donnelley stockholders	$(0.12)	$0.18	$(1.10)	$(0.04)

Weighted average common shares outstanding:
Basic	72.4	71.4	72.1	71.2
Diluted	72.4	71.4	72.1	71.2

Additional information:
Gross margin (1)	20.8%	20.1%	20.1%	19.4%
SG&A as a % of total net sales (1)	11.6%	11.9%	12.8%	12.9%
Operating margin	1.3%	5.0%	0.9%	2.6%
Effective tax rate	39.3%	118.4%	4.8%	707.7%

(1)	Exclusive of depreciation and amortization.

R.R. Donnelley & Sons Company
Condensed Consolidated Balance Sheets
As of September 30, 2020 and December 31, 2019
(UNAUDITED)
(in millions, except per share data)

	9/30/2020	12/31/2019
Assets

Cash and cash equivalents	$414.8	$191.9
Receivables, less allowances for credit losses	971.1	1,041.0
Inventories	323.7	301.8
Prepaid expenses and other current assets	144.4	95.6
Assets held for sale	149.2	200.6
Total Current Assets	2,003.2	1,830.9
Property, plant and equipment - net	438.0	499.4
Goodwill	407.5	404.5
Other intangible assets - net	73.8	88.8
Deferred income taxes	67.0	57.8
Operating lease assets	218.1	196.7
Other noncurrent assets	220.3	252.0
Total Assets	$3,427.9	$3,330.1

Liabilities

Accounts payable	707.0	798.9
Accrued liabilities and other	333.2	311.3
Short-term operating lease liabilities	71.3	64.6
Short-term and current portion of long-term debt	144.4	71.2
Liabilities held for sale	81.1	92.1
Total Current Liabilities	1,337.0	1,338.1
Long-term debt	1,876.9	1,747.2
Pension liabilities	100.7	113.6
Other postretirement benefits plan liabilities	57.7	61.7
Long-term income tax liability	68.2	75.8
Long-term operating lease liabilities	153.0	136.4
Other noncurrent liabilities	289.2	227.6
Total Liabilities	$3,882.7	$3,700.4

Equity

Common stock, $0.01 par value
Authorized: 165.0 shares;
Issued: 89.0 shares in 2020 and 2019	0.9	0.9

Additional paid-in capital	3,262.5	3,348.0
Accumulated deficit	(2,418.3)	(2,336.8)
Accumulated other comprehensive loss	(182.9)	(176.2)
Treasury stock, at cost, 17.6 shares in 2020 (2019 - 18.1 shares)	(1,130.2)	(1,219.6)
Total RRD stockholders' equity	(468.0)	(383.7)
Noncontrolling interests	13.2	13.4
Total Equity	$(454.8)	$(370.3)
Total Liabilities and Equity	$3,427.9	$3,330.1

R.R. Donnelley & Sons Company
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2020 and 2019
(UNAUDITED)
(in millions)

	2020	2019

Net loss	$(78.8)	$(3.0)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities	152.6	137.0
Changes in operating assets and liabilities	(42.3)	(216.7)
Pension and other postretirement benefits plan contributions	(6.3)	(5.1)
Net cash provided by (used in) operating activities	$25.2	$(87.8)

Capital expenditures	(54.4)	(107.4)
All other cash provided by investing activities	50.9	38.9
Net cash used in investing activities	$(3.5)	$(68.5)

Net cash provided by (used in) financing activities	$194.8	$(73.9)

Effect of exchange rate on cash, cash equivalents and restricted cash	2.1	(6.3)

Net increase (decrease) in cash, cash equivalents and restricted cash	$218.6	$(236.5)

Cash, cash equivalents and restricted cash at beginning of year	223.8	403.6

Cash, cash equivalents and restricted cash at end of period	$442.4	$167.1

Supplemental cash flow disclosures:

Operating cash flows provided by discontinued operations	$15.7	$10.5
Investing cash flows used in discontinued operations	$(1.3)	$(2.8)

R.R. Donnelley & Sons Company
Reconciliation of GAAP to Non-GAAP Measures
For the Three Months Ended September 30, 2020 and 2019
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended September 30, 2020					For the Three Months Ended September 30, 2019
	SG&A (1)	Income from operations	Income tax (benefit) expense	Net (loss) income from continuing operations attributable to common stockholders	Diluted (loss) income per share from continuing operations attributable to common stockholders	SG&A (1)	Income from operations	Income tax expense	Net (loss) income from continuing operations attributable to common stockholders	Diluted (loss) income per share from continuing operations attributable to common stockholders
GAAP basis measures	$138.0	$15.9	$(5.9)	$(9.3)	$(0.13)	$168.2	$71.0	$44.3	$(7.2)	$(0.10)

Non-GAAP adjustments:
Restructuring, impairment and other charges-net (2)	—	54.2	16.2	38.0	0.52	—	(2.3)	(16.3)	14.0	0.20
Loss (gain) on disposal of businesses	—	—	—	—	—	—	—	0.4	(0.4)	(0.01)
All other (3)	(0.5)	3.8	9.1	(5.3)	(0.07)	(0.2)	5.5	(5.5)	11.2	0.16
Total Non-GAAP adjustments	(0.5)	58.0	25.3	32.7	0.45	(0.2)	3.2	(21.4)	24.8	0.35
Non-GAAP measures	$137.5	$73.9	$19.4	$23.4	$0.32	$168.0	$74.2	$22.9	$17.6	$0.25

Additional non-GAAP information:				2020	2019
Gross margin (1)				20.8%	20.1%
Adjusted SG&A as a % of total net sales (1)				11.5%	11.9%
Adjusted operating margin				6.2%	5.2%
Adjusted effective tax rate				44.9%	55.3%

(1)	Exclusive of depreciation and amortization.
(2)

Restructuring, impairment and other-net: charges incurred in the third quarter of 2020 primarily included pre-tax charges of $37.3 million for multi-employer pension plan withdrawal obligations, of which $34.5 million related to LSC’s MEPP contingent liability, $9.0 million for employee termination costs and $6.7 million for other restructuring charges.

(3)	All other: primarily included expenses related to the ongoing SEC and DOJ investigations in RRD Brazil.

R.R. Donnelley & Sons Company
Reconciliation of GAAP to Non-GAAP Measures
For the Nine Months Ended September 30, 2020 and 2019
(UNAUDITED)
(in millions, except per share data)

	For the Nine Months Ended September 30, 2020					For the Nine Months Ended September 30, 2019
	SG&A (1)	Income from operations	Income tax (benefit) expense	Net (loss) income from continuing operations attributable to common stockholders	Diluted (loss) income per share from continuing operations attributable to common stockholders	SG&A (1)	Income from operations	Investment and other income - net	Income tax expense	Net (loss) income from continuing operations attributable to common stockholders	Diluted (loss) income per share from continuing operations attributable to common stockholders
GAAP basis measures	$436.7	$30.0	$(3.0)	$(59.6)	$(0.83)	$522.7	$106.4	$(11.3)	$9.2	$(8.1)	$(0.11)

Non-GAAP adjustments:
Restructuring, impairment and other charges-net (2)	—	93.8	11.2	82.6	1.15	—	30.7	—	19.2	11.5	0.16
Loss on disposal of businesses (3)	—	2.9	—	2.9	0.04	—	(10.1)	—	0.1	(10.2)	(0.14)
All other (4)	(6.0)	18.5	9.2	9.6	0.13	(0.5)	13.9	(2.1)	4.0	13.0	0.18
Total Non-GAAP adjustments	(6.0)	115.2	20.4	95.1	1.32	(0.5)	34.5	(2.1)	23.3	14.3	0.20
Non-GAAP measures	$430.7	$145.2	$17.4	$35.5	$0.49	$522.2	$140.9	$(13.4)	$32.5	$6.2	$0.09

Additional non-GAAP information:			2020	2019
Gross margin (1)			20.1%	19.4%
Adjusted SG&A as a % of total net sales (1)			12.6%	12.9%
Adjusted operating margin			4.2%	3.5%
Adjusted effective tax rate			32.6%	84.0%

(1)	Exclusive of depreciation and amortization.
(2)

Restructuring, impairment and other- net: charges incurred in the nine months ended September 30, 2020 included pre-tax charges of $39.2 million for multi-employer pension plan withdrawal obligations, including $34.5 million related to LSC’s MEPP contingent obligation, $29.9 million for employee termination costs and $24.8 million for lease termination and other restructuring charges. Charges incurred in the nine months ended September 30, 2019 primarily included pre-tax charges of $19.4 million for employee termination costs and $13.7 million for lease termination and other restructuring charges.

(3)	Loss on disposal of businesses: primarily relates to an additional loss recorded on the previous disposition of the GDS business.
(4)	All other: primarily included expenses related to the ongoing SEC and DOJ investigations in RRD Brazil, as well as debt exchange costs.

R.R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Income from Operations and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Three Months Ended September 30, 2020 and 2019
(UNAUDITED)
(in millions)

	Business Services	Marketing Solutions	Corporate	Consolidated
For the Three Months Ended September 30, 2020
Net sales	$936.8	$254.5	$—	$1,191.3
Income (loss) from operations	69.1	10.3	(63.5)	15.9
Operating margin %	7.4%	4.0%	nm	1.3%

Non-GAAP Adjustments
Restructuring, impairment and other charges-net	7.0	4.7	42.5	54.2
Other	—	0.1	3.7	3.8
Total Non-GAAP adjustments	7.0	4.8	46.2	58.0

Non-GAAP income (loss) from operations	$76.1	$15.1	$(17.3)	$73.9
Non-GAAP operating margin %	8.1%	5.9%	nm	6.2%

Depreciation and amortization	23.5	11.4	1.3	36.2
Investment and other income-net (1)	0.9	—	2.7	3.6
Non-GAAP Adjusted EBITDA	$100.5	$26.5	$(13.3)	$113.7
Non-GAAP Adjusted EBITDA margin %	10.7%	10.4%	nm	9.5%

For the Three Months Ended September 30, 2019
Net sales	$1,073.8	$343.4	$—	$1,417.2
Income (loss) from operations	77.5	24.4	(30.9)	71.0
Operating margin %	7.2%	7.1%	nm	5.0%

Non-GAAP Adjustments
Restructuring, impairment and other charges-net	(5.1)	0.1	2.7	(2.3)
Other	—	—	5.5	5.5
Total Non-GAAP adjustments	(5.1)	0.1	8.2	3.2

Non-GAAP income (loss) from operations	$72.4	$24.5	$(22.7)	$74.2
Non-GAAP operating margin %	6.7%	7.1%	nm	5.2%

Depreciation and amortization	24.8	14.7	2.5	42.0
Investment and other income-net (1)	1.4	—	3.2	4.6
Non-GAAP Adjusted EBITDA	$98.6	$39.2	$(17.0)	$120.8
Non-GAAP Adjusted EBITDA margin %	9.2%	11.4%	nm	8.5%

(1)

Represents amounts in investment and other income-net that are not non-GAAP adjustments, and primarily includes pension and postretirement benefits interest cost, expected return on plan assets and net amortization; and gains on company-owned life insurance.

R.R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Income from Operations and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Nine Months Ended September 30, 2020 and 2019
(UNAUDITED)
(in millions)

	Business Services	Marketing Solutions	Corporate	Consolidated
For the Nine Months Ended September 30, 2020
Net sales	$2,625.4	$792.3	$—	$3,417.7
Income (loss) from operations	123.9	33.4	(127.3)	30.0
Operating margin %	4.7%	4.2%	nm	0.9%

Non-GAAP Adjustments
Restructuring, impairment and other charges-net	22.3	7.5	64.0	93.8
Loss on disposal of businesses	—	—	2.9	2.9
Other	0.2	0.1	18.2	18.5
Total Non-GAAP adjustments	22.5	7.6	85.1	115.2

Non-GAAP income (loss) from operations	$146.4	$41.0	$(42.2)	$145.2
Non-GAAP operating margin %	5.6%	5.2%	nm	4.2%

Depreciation and amortization	71.7	37.6	3.0	112.3
Investment and other income-net (1)	2.4	—	8.4	10.8
Non-GAAP Adjusted EBITDA	$220.5	$78.6	$(30.8)	$268.3
Non-GAAP Adjusted EBITDA margin %	8.4%	9.9%	nm	7.9%

For the Nine Months Ended September 30, 2019
Net sales	$3,137.5	$906.5	$—	$4,044.0
Income (loss) from operations	140.6	38.9	(73.1)	106.4
Operating margin %	4.5%	4.3%	nm	2.6%

Non-GAAP Adjustments
Restructuring, impairment and other-net	21.8	0.8	8.1	30.7
Gain on disposal of an operating entity	—	—	(10.1)	(10.1)
Other	—	—	13.9	13.9
Total Non-GAAP adjustments	21.8	0.8	11.9	34.5

Non-GAAP income (loss) from operations	$162.4	$39.7	$(61.2)	$140.9
Non-GAAP operating margin %	5.2%	4.4%	nm	3.5%

Depreciation and amortization	77.4	38.2	5.9	121.5
Investment and other income-net (1)	3.6	—	9.8	13.4
Non-GAAP Adjusted EBITDA	$243.4	$77.9	$(45.5)	$275.8
Non-GAAP Adjusted EBITDA margin %	7.8%	8.6%	nm	6.8%

(1)

Represents amounts in investment and other income-net that are not non-GAAP adjustments, and primarily includes pension and postretirement benefits interest cost, expected return on plan assets and net amortization and gains on company-owned life insurance.

R.R. Donnelley & Sons Company
Reconciliation of Reported to Organic Net Sales
For the Three and Nine Months Ended September 30, 2020
(UNAUDITED)

	For the Three Months Ended September 30, 2020
	Business Services	Marketing Solutions	Consolidated
Reported net sales change	(12.8%)	(25.9%)	(15.9%)
Less:
Year-over-year impact of changes in foreign currency rates	0.2%	---%	0.1%
Year-over-year impact of dispositions (1)	(5.5%)	---%	(3.9%)

Net organic sales change	(7.5%)	(25.9%)	(12.1%)

(1)	Adjusted for net sales of the GDS business, disposed of in the fourth quarter of 2019, and RRD Chile, disposed of in the first quarter of 2020.

	For the Nine Months Ended September 30, 2020
	Business Services	Marketing Solutions	Consolidated
Reported net sales change	(16.3%)	(12.6%)	(15.5%)
Less:
Year-over-year impact of changes in foreign currency rates	(0.5%)	---%	(0.4%)
Year-over-year impact of dispositions (2)	(5.8%)	---%	(4.5%)

Net organic sales change	(10.0%)	(12.6%)	(10.6%)

(2)

Adjusted for net sales of RRD Brazil, disposed in the first quarter of 2019; the R&D business, disposed of in the second quarter of 2019, the GDS business, disposed of in the fourth quarter of 2019, and RRD Chile, disposed of in the first quarter of 2020.

R.R. Donnelley & Sons Company
Reconciliation of Reported to Organic Net Sales
For FY 2019 and First Two Quarters in FY 2020
(UNAUDITED)

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020
Reported net sales change	(4.4%)	(4.0%)	(0.4%)	(7.0%)	(4.0%)	(8.0%)	(22.6%)
Less:
Year-over-year impact of changes in foreign currency rates	(1.5%)	(1.3%)	(0.7%)	(0.4%)	(1.0%)	(0.5%)	(0.8%)
Year-over-year impact of dispositions (1)	---%	(1.1%)	(0.9%)	(4.9%)	(1.8%)	(5.8%)	(4.0%)

Net organic sales change	(2.9%)	(1.6%)	1.2%	(1.7%)	(1.2%)	(1.7%)	(17.8%)

(1)

Adjusted for net sales of RRD Brazil, disposed in the first quarter of 2019; the R&D business, disposed of in the second quarter of 2019, the GDS business, disposed of in the fourth quarter of 2019, and RRD Chile, disposed of in the first quarter of 2020.

R.R. Donnelley & Sons Company
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
For the Three and Nine Months Ended September 30, 2020 and 2019
(UNAUDITED)
(in millions)

	For the Three Months Ended September 30,
	2020	2019
GAAP net loss from continuing operations	$(9.3)	$(7.2)

Adjustments
Income attributable to noncontrolling interests	0.2	0.3
Income tax (benefit) expense	(5.9)	44.3
Interest expense - net	34.3	37.4
Depreciation and amortization	36.2	42.0
Restructuring, impairment and other charges-net	54.2	(2.3)
Loss on debt extinguishment	0.2	0.8
Other	3.8	5.5
Total Non-GAAP adjustments	123.0	128.0
Non-GAAP adjusted EBITDA	$113.7	$120.8

Net sales	$1,191.3	$1,417.2
Non-GAAP adjusted EBITDA margin %	9.5%	8.5%

	For the Nine Months Ended September 30,
	2020	2019
GAAP net loss from continuing operations	$(59.6)	$(8.1)

Adjustments
Income attributable to noncontrolling interests	0.3	0.2
Income tax (benefit) expense	(3.0)	9.2
Interest expense - net	102.7	115.6
Depreciation and amortization	112.3	121.5
Restructuring, impairment and other charges-net	93.8	30.7
Loss on debt extinguishment	0.4	0.8
Net loss (gain) on disposal of businesses	2.9	(10.1)
Other	18.5	16.0
Total Non-GAAP adjustments	327.9	283.9
Non-GAAP adjusted EBITDA	$268.3	$275.8

Net sales	$3,417.7	$4,044.0
Non-GAAP adjusted EBITDA margin %	7.9%	6.8%

R.R. Donnelley & Sons Company
Income (Loss) from Operations
For FY 2019 and First Two Quarters in FY 2020
(UNAUDITED)
(in millions)

GAAP Basis	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020

Net sales	$1,322.8	$1,304.0	$1,417.2	$1,429.2	$5,473.2	$1,216.9	$1,009.6
Cost of sales	1,070.8	1,055.6	1,132.9	1,129.9	4,389.3	968.6	817.3
Gross profit	252.0	248.4	284.3	299.3	1,083.9	248.3	192.3
Selling, general and administrative expenses (SG&A)	178.2	176.2	168.2	165.0	687.7	159.9	138.8
Restructuring, impairment and other charges (income)-net	17.1	15.9	(2.3)	6.0	36.7	11.2	28.4
Depreciation and amortization	41.0	38.6	42.0	41.0	162.6	39.2	36.9
Other operating (income) expense	(4.4)	2.4	5.4	8.3	11.6	4.9	7.2
Income (loss) from operations	20.1	15.3	71.0	79.0	185.3	33.1	(19.0)

R.R. Donnelley & Sons Company
GAAP to Non-GAAP Income from Operations and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For FY 2019 and First Two Quarters in FY 2020
(UNAUDITED)
(in millions)

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019	Q1 2020	Q2 2020

Net sales	$1,322.8	$1,304.0	$1,417.2	$1,429.2	$5,473.2	$1,216.9	$1,009.6
Income (loss) from operations	20.1	15.3	71.0	79.0	185.3	33.1	(19.0)
Operating margin %	1.5%	1.2%	5.0%	5.5%	3.4%	2.7%	(1.9%)

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	17.1	15.9	(2.3)	6.0	36.7	11.2	28.4
(Gain) loss on disposal of businesses	(4.6)	(5.5)	—	0.9	(9.2)	—	2.9
All other	0.6	7.8	5.5	7.4	21.4	6.2	8.5
Total Non-GAAP adjustments	13.1	18.2	3.2	14.3	48.9	17.4	39.8

Non-GAAP income from operations	$33.2	$33.5	$74.2	$93.3	$234.2	$50.5	$20.8
Non-GAAP operating margin %	2.5%	2.6%	5.2%	6.5%	4.3%	4.1%	2.1%

Depreciation and amortization	40.9	38.6	42.0	41.0	162.6	39.2	36.9
Investment and other income-net (1)	4.5	4.3	4.6	5.1	18.5	3.9	3.3
Non-GAAP Adjusted EBITDA	$78.6	$76.4	$120.8	$139.4	$415.3	$93.6	$61.0
Non-GAAP Adjusted EBITDA margin %	5.9%	5.9%	8.5%	9.8%	7.6%	7.7%	6.0%

(1)

Represents amounts in investment and other income-net that are not non-GAAP adjustments, and primarily includes pension and postretirement benefits interest cost, expected return on plan assets and net amortization and gains on company-owned life insurance.